Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Brad W. Buss

CFO, EVP Finance & Administration

(408) 943-2754

Joseph L. McCarthy

VP Corporate Communications

(408) 943-2902

Cypress Reports 2007 Third-Quarter Results: Record Revenue

•	Record quarterly revenue of $449.5 million—SunPower and semiconductor[1] group both grew strongly.

•	Consolidated revenue increased 20.6% sequentially and 54.9% year-on-year.

•	Semiconductor[1] revenue increased 8.1% sequentially, or 12.2% adjusted for the Q2 PSRAM divestiture.

•	PSoC® revenue exceeded expectations, set a new quarterly record and grew 27% sequentially.

•	Cypress shipped its 250 millionth PSoC mixed-signal array during the quarter.

SAN JOSE, Calif., October 18, 2007 — Cypress Semiconductor Corp. (NYSE: CY) today announced that revenue for the 2007 third quarter was $449.5 million, a quarterly record, up 20.6% from prior-quarter revenue of $372.8 million and up 54.9% from year-ago third-quarter revenue of $290.2 million.

Cypress recorded GAAP net income of $29.8 million in the 2007 third quarter, or diluted earnings per share of $0.18. That compares with last quarter’s diluted earnings per share of $2.29, which included a gain from the sale of SunPower shares. GAAP diluted earnings per share in the year-ago third quarter was $0.06.

Non-GAAP2 net income for the 2007 third quarter—earnings that exclude stock-based compensation, acquisition-related charges and other special charges and credits—totaled $44.9 million, or diluted earnings per share of $0.26. That compares with non-GAAP2 diluted earnings per share of $0.16 for both the prior quarter and the year-ago third quarter.

Cypress President and CEO T.J. Rodgers said, “Third-quarter revenue significantly exceeded our guidance due to the continued strong growth of our SunPower division and better-than-expected, seasonal semiconductor1 revenue—driven by CCD with record quarterly PSoC sales. Earnings leverage in the semiconductor1 group increased during the quarter in line with our projections, based in large part on our effort to refocus Cypress on programmable solutions and the continued success of our flexible manufacturing initiative. Revenue from programmable products reached 50% of our total semiconductor revenue for the first time in Q3, up from 43% in the second quarter.”

Rodgers continued, “Semiconductor1 direct margins remained strong, and ASPs increased sequentially for the seventh consecutive quarter, due to continued growth in our higher-margin, proprietary, programmable products. Our new product introductions remain robust. Cypress’s PSoC and West Bridge™ devices continue to achieve significant new designs, while SunPower has continued to take market share from its competitors. Our semiconductor1 business and SunPower division are expected to achieve fiscal 2007 revenues greater than current First Call estimates. Assuming we do not encounter any major macroeconomic disruptions, we are well positioned to sustain substantial revenue gains into 2008. Coupled with the focused operating expense and capital model and our flexible-manufacturing strategy, we expect to deliver increasing long-term profits and cash-flow.”

Additional third-quarter data and comparisons relevant to Cypress’s business units are presented below:

BUSINESS REVIEW

+ On a GAAP basis, third-quarter consolidated gross margin was 31.6%. Semiconductor1 gross margin for the third quarter was 45.4%, up 2.1 percentage points from the previous quarter.

+ Non-GAAP2 consolidated gross margin for the third quarter was 33.2%, down 1.5 percentage points from the previous quarter due to a higher mix of SunPower revenue.

+ Non-GAAP2 semiconductor1 margin for the third quarter was 47.2%, up 2.3 percentage points from 44.9% in the previous quarter. Semiconductor1 gross margin improved significantly in Q3 due to a favorable product mix and higher planned factory output. Semiconductor1 net inventory decreased in the quarter.

+ Consolidated GAAP diluted EPS of $0.18 increased 200.0% year-on-year. Consolidated non-GAAP2 diluted EPS of $0.26 increased 62.5% sequentially and 62.5% year-on-year.

+ Semiconductor1 book-to-bill ratio ended the quarter at 1.01, matching Q2.

BUSINESS UNIT SUMMARY FINANCIALS (UNAUDITED)

THREE MONTHS ENDED

September 30, 2007

	CCD[3]	DCD[3]	MID[3]	Other	Total Semiconductor[1]	SPWR	Consolidated
REVENUE ($M)	103.0	29.7	79.6	2.9	215.2	234.3	449.5
Percentage of total revenues	22.9%	6.6%	17.7%	0.7%	47.9%	52.1%	100.0%
Change from prior quarter	20.5%	8.4%	(4.6)%	7.4%	8.1%	34.9%	20.6%

GROSS MARGIN (%)
On a GAAP basis	47.3%	61.7%	39.1%	(15.5)%	45.4%	18.9%	31.6%
On a non-GAAP[2] basis	49.0%	62.9%	41.0%	(12.2)%	47.2%	20.4%	33.2%

	Total Semiconductor[1]	SPWR	Consolidated
NET INCOME ($M)
On a GAAP basis	25.2	4.6	29.8
On a non-GAAP[2] basis	29.7	15.2	44.9

DILUTED NET INCOME PER SHARE ($)
On a GAAP basis	0.15	0.03	0.18
On a non-GAAP[2] basis	0.18	0.08	0.26

THREE MONTHS ENDED

July 1, 2007

	CCD[3]	DCD[3]	MID[3]	Other	Total Semiconductor[1]	SPWR	Consolidated
REVENUE ($M)	85.5	27.4	83.4	2.7	199.0	173.8	372.8
Percentage of total revenues	22.9%	7.3%	22.4%	0.8%	53.4%	46.6%	100.0%

GROSS MARGIN (%)
On a GAAP basis	45.8%	64.2%	35.0%	12.6%	43.3%	21.0%	32.9%
On a non-GAAP[2] basis	47.4%	65.2%	36.8%	14.7%	44.9%	23.0%	34.7%

	Total Semiconductor[1]	SPWR	Consolidated
NET INCOME (LOSS) ($M)
On a GAAP basis	366.7	(3.3)	363.4
On a non-GAAP[2] basis	14.9	11.9	26.8

DILUTED NET INCOME (LOSS) PER SHARE ($)
On a GAAP basis	2.31	(0.02)	2.29
On a non-GAAP[2] basis	0.09	0.07	0.16

1.	“Semiconductor” includes all Cypress’s business segments except for SunPower.
2.	Refer to “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” and “Notes to Non-GAAP Financial Measures” following this press release for a detailed discussion of management’s use of non-GAAP financial measures, as well as reconciliations of all non-GAAP financial measures presented in this press release to the most directly comparable GAAP financial measures.
3.	CCD – Consumer and Computation Division; DCD—Data Communications Division; MID—Memory and Imaging Division.

THIRD-QUARTER 2007 HIGHLIGHTS

+ Cypress grew its PSoC customer base to nearly 5,300 customers, a gain of 13.9% quarter-on-quarter and 83.9% percent year-on-year, far exceeding its original plan. Cypress’s global PSoC customers include Hewlett-Packard, Cisco Systems, LG Electronics, Lenovo, Nintendo and Pentax, along with a host of small- and mid-sized companies.

+ Cypress shipped its 250 millionth PSoC® mixed-signal array, driven by new design wins, which have increased 27 percent year on year and reached a record again in Q3. New PSoC design wins for the quarter included the MERIAN Scout Navigator GPS Personal Travel Assistant by iPublish GmbH, which is using Cypress’s CapSense™ touchscreen controller solution, and Haier Group’s CapSense-enabled touch-sensing washing machines and water heaters.

+ Cypress introduced the PSoC FirstTouch™ Embedded Design Starter Kit, a $29.95 USB-compatible, thumbdrive solution that enables customers to develop and test applications right out of the box, including CapSense touch-sensing and temperature, light and proximity-sensing. The FirstTouch Kit represents the fastest, easiest, most cost-effective way for designers to begin working with PSoC hardware and software.

+ Cypress introduced PSoC Express™ 3.0, the latest generation of its revolutionary visual embedded system design software. PSoC Express software lets engineers create custom designs without writing a single line of complex microcontroller code. The latest version automates code generation and provides real-time design monitoring and tuning, accelerating the design process. PSoC Express 3.0 is an integral part of Cypress’s FirstTouch kit.

+ Cypress integrated Philips Lumiled’s Luxeon® K2 power LED device specifications into the content library of its PSoC Express 3.0 software. The software, part of Cypress’s EZ-Color™ high-brightness (HB) LED solution, enables the creation of even the most challenging lighting designs with an intuitive, easy-to-use drag-and-drop interface. With their superior efficiency, color control and low power consumption, high-brightness LEDs are fast replacing conventional lighting solutions.

+ Cypress shipped its 20 millionth 2.4-GHz wireless controller. Sales were driven by Cypress’s second-generation WirelessUSB™ LP and PRoC™ LP devices, which have secured more than 200 design wins in low-power wireless applications over the past year.

+ SunPower announced the opening of its second manufacturing plant in the Philippines. The 463,000-square-foot facility is twice the size of the company’s first plant, with a projected capacity of 330 MW. It will produce SunPower’s 22%-efficient, second-generation solar cells.

+ SunPower signed a 10-year silicon supply agreement with Hemlock Semiconductor Corp. Hemlock will begin delivering silicon to SunPower in 2010. The material is expected to support more than 2 gigawatts (GW) of SunPower silicon solar cell production. SunPower also signed two supply agreements with NorSun AS to support up to 2 GW of solar cell production.

+ SunPower launched a program to install solar-electric power systems at 28 Macy’s department stores in California. The company also announced an agreement with Agilent Technologies to install a one-megawatt solar-electric system at its Santa Rosa, Calif., campus.

+ Cypress sampled its first nonvolatile SRAM (nvSRAM), a 4-Mbit device. This nvSRAM technology is the industry’s only CMOS-based, battery-free, nonvolatile SRAM solution. The device combines Cypress’s 15-ns, high-speed SRAM technology with high-endurance SONOS (Silicon Oxide Nitride Oxide Silicon) nonvolatile Flash, and is the first product manufactured on the company’s 0.13-micron SONOS process. The nvSRAM is used in high-value, failsafe applications.

+ NetLogic Microsystems acquired Cypress’s network search engine products targeting the high-volume desktop switching market. The transaction was valued at $12.0 million plus inventory costs. Cypress sold its NSE standard products business to NetLogic Microsystems in early 2006.

ABOUT CYPRESS

Cypress delivers high-performance, mixed-signal, programmable solutions that provide customers with rapid time-to-market and exceptional system value. Cypress offerings include the PSoC Programmable System-on-Chip, USB controllers, general-purpose programmable clocks, and memories. Cypress also offers wired and wireless connectivity solutions ranging from its WirelessUSB radio system-on-chip, to West Bridge and EZ-USB FX2LP controllers that enhance connectivity and performance in multimedia handsets. Cypress serves numerous markets including consumer, computation, data communications, automotive, industrial, and solar power. Cypress trades on the NYSE under the ticker symbol CY. Visit Cypress online at www.cypress.com.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the fourth quarter of 2007, 2008 and the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We use words such as “believe,” “expect,” “future,” “plan,” “intend” and similar expressions to identify such forward-looking statements that include, but are not limited to, statements related to the growth of our products, especially our proprietary products such as PSoC and West Bridge, our improved factory utilization, the success of our flexible manufacturing initiative to provide factory capacity, expected revenue growth, the demand and growth in the markets we serve, the stability of our ASPs, the effect of our divestitures, our growth, bookings, profit and revenue, and the success of SunPower’s current and future projects. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this release. Our actual results may differ materially due a variety of uncertainties and risk factors, including but not limited to the business and economic conditions and growth trends in the semiconductor and solar power industries, the state of the global economy, the actions of our competitors, our ability to develop and roll-out new products, our ability to execute on our flexible manufacturing plan and maintain lower operating expenses, whether our products perform as expected, whether the demand for our PSoC and West Bridge products is fully realized, customer acceptance of Cypress and it’s subsidiaries’ products, factory utilization, whether the expected growth in the markets we serve materializes, seasonality in the markets we serve, our ability to maintain and improve our gross margins and realize our bookings, the financial performance of our subsidiaries, and other risks described in our filings, as well as SunPower’s filings, with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Cypress, the Cypress logo, and PSoC are registered trademarks of Cypress Semiconductor Corporation. PSoC Express, PRoC, Programmable System-on-Chip, FirstTouch, EZ-USB FX2LP, WirelessUSB, EZ-Color, CapSense, West Bridge and Antioch are trademarks of Cypress Semiconductor Corporation. SunPower is a registered trademark of SunPower Corporation. Luxeon is a registered trademark of Philips Lumileds. All other trademarks or registered trademarks are the property of their respective owners.

CYPRESS SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2007	December 31, 2006
ASSETS

Cash, cash equivalents, and investments ( a )	$1,437,071	$643,480
Accounts receivable, net	192,192	163,196
Inventories, net	195,674	119,184
Property, plant and equipment, net	693,461	572,018
Goodwill and other intangible assets	597,402	395,845
Other assets	397,555	229,802

Total assets	$3,513,355	$2,123,525

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$147,288	$92,206
Deferred income	38,475	44,917
Convertible debt	1,025,000	598,996
Income tax liabilities	77,436	47,792
Other accrued liabilities	244,885	170,583

Total liabilities	1,533,084	954,494
Minority interest	365,918	123,472
Stockholders’ equity	1,614,353	1,045,559

Total liabilities and stockholders’ equity	$3,513,355	$2,123,525

(a)	Cash, cash equivalents, and investments included restricted cash totaling $40.6 million and $63.3 million as of September 30, 2007 and December 31, 2006, respectively.

CYPRESS SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

ON A GAAP BASIS

(In thousands, except per-share data)

(Unaudited)

	THREE MONTHS ENDED
	September 30, 2007	July 1, 2007	October 1, 2006
Revenues	$449,535	$372,786	$290,207
Cost of revenues	307,536	250,038	166,649

Gross margin	141,999	122,748	123,558
Operating expenses (credits):
Research and development	46,642	42,737	61,646
Selling, general and administrative	70,925	74,712	48,652
Amortization of acquisition-related intangibles	8,812	9,593	3,748
Impairment of acquisition-related intangibles	—	14,068	—
Impairment related to synthetic lease	—	—	500
Gain on divestiture	(6,647)	—	—

Total operating expenses, net	119,732	141,110	114,546

Operating income (loss)	22,267	(18,362)	9,012
Interest income and other, net	14,048	377,798	6,385

Income before income tax and minority interest	36,315	359,436	15,397
Income tax (provision) benefit	(2,667)	1,885	(2,320)
Minority interest, net of tax	(3,825)	2,039	(2,363)

Net income	$29,823	$363,360	$10,714

Basic net income per share	$0.19	$2.39	$0.08
Diluted net income per share	$0.18	$2.29	$0.06

Shares used in per-share calculation:
Basic	154,850	152,111	141,284
Diluted	165,993	158,857	179,087

CYPRESS SEMICONDUCTOR CORPORATION

SUPPLEMENTAL FINANCIAL DATA

(In thousands)

(Unaudited)

	September 30, 2007			December 31, 2006
	Semiconductor (a)	SunPower	Consolidated	Semiconductor (a)	SunPower	Consolidated
Selected Balance Sheet Data:
Cash, cash equivalents, and investments ( b )	$942,121	$494,950	$1,437,071	$461,388	$182,092	$643,480
Accounts receivable, net	$109,398	$82,794	$192,192	$111,516	$51,680	$163,196
Inventories, net	$95,734	$99,940	$195,674	$96,404	$22,780	$119,184
Property, plant and equipment, net	$345,272	$348,189	$693,461	$369,590	$202,428	$572,018
Goodwill and other intangible assets	$359,481	$237,921	$597,402	$378,913	$16,932	$395,845
Accounts payable	$44,447	$102,841	$147,288	$65,672	$26,534	$92,206
Deferred income	$38,419	$56	$38,475	$44,641	$276	$44,917
Convertible debt	$600,000	$425,000	$1,025,000	$598,996	$—	$598,996
Income tax liabilities	$56,171	$21,265	$77,436	$45,751	$2,041	$47,792

	THREE MONTHS ENDED September 30, 2007			THREE MONTHS ENDED July 1, 2007
	Semiconductor (a)	SunPower	Consolidated	Semiconductor (a)	SunPower	Consolidated
Other Supplemental Data:
Capital expenditures	$6,144	$58,636	$64,780	$8,682	$47,636	$56,318
Depreciation	$18,578	$6,241	$24,819	$19,228	$5,762	$24,990

	NINE MONTHS ENDED September 30, 2007			NINE MONTHS ENDED October 1, 2006
	Semiconductor (a)	SunPower	Consolidated	Semiconductor (a)	SunPower	Consolidated
Selected Cash Flow Data:
Net cash flow generated from (used in) operating activities	$73,852	$(18,557)	$55,295	$140,522	$4,615	$145,137
Net cash flow generated from (used in) investing activities	$481,009	$(338,987)	$142,022	$10,146	$(94,424)	$(84,278)
Net cash flow generated from (used in) financing activities	$(53,803)	$584,742	$530,939	$38,252	$199,952	$238,204

(a)	Semiconductor includes all Cypress’s business segments except for SunPower.
(b)	Cash, cash equivalents, and investments included restricted cash totaling $40.6 million and $63.3 million as of September 30, 2007 and December 31, 2006, respectively.

CYPRESS SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES*

(In thousands)

(Unaudited)

	THREE MONTHS ENDED September 30, 2007
	CCD (a)	DCD (a)	MID ( a )	Other	Semiconductor ( b )	SunPower	Consolidated
GAAP gross margin	$48,725	$18,296	$31,109	$(447)	$97,683	$44,316	$141,999
Stock-based compensation expense	1,758	367	1,570	108	3,803	3,588	7,391
Other acquisition-related expense	3	—	—	—	3	—	3
Changes in value of deferred compensation plan	—	—	—	(11)	(11)	—	(11)

Non-GAAP gross margin	$50,486	$18,663	$32,679	$(350)	$101,478	$47,904	$149,382

	THREE MONTHS ENDED July 1, 2007
	CCD ( a )	DCD ( a )	MID ( a )	Other	Semiconductor ( b )	SunPower	Consolidated
GAAP gross margin	$39,174	$17,589	$29,156	$350	$86,269	$36,479	$122,748
Stock-based compensation expense	1,307	277	1,531	69	3,184	3,198	6,382
Fair value adjustment to deferred revenue	—	—	—	—	—	309	309
Other acquisition-related expense	4	—	—	—	4	—	4
Changes in value of deferred compensation plan	—	—	—	(9)	(9)	—	(9)

Non-GAAP gross margin	$40,485	$17,866	$30,687	$410	$89,448	$39,986	$129,434

	THREE MONTHS ENDED October 1, 2006
	CCD ( a )	DCD ( a )	MID ( a )	Other	Semiconductor ( b )	SunPower	Consolidated
GAAP gross margin	$40,012	$24,221	$32,668	$10,297	$107,198	$16,360	$123,558
Stock-based compensation expense	1,022	245	1,095	61	2,423	200	2,623
Other acquisition-related expense	5	—	—	—	5	—	5
Changes in value of deferred compensation plan	—	—	—	(266)	(266)	—	(266)

Non-GAAP gross margin	$41,039	$24,466	$33,763	$10,092	$109,360	$16,560	$125,920

*	Please refer to the accompanying “Notes to Non-GAAP Financial Measures” for a detailed discussion of management’s use of non-GAAP financial measures.
(a)	CCD - Consumer and Computation Division; DCD - Data Communications Division; MID - Memory and Imaging Division.
(b)	Semiconductor includes all Cypress’s business segments except for SunPower.

CYPRESS SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES*

(In thousands, except per-share data)

(Unaudited)

	September 30, 2007			July 1, 2007			October 1, 2006
	Semiconductor ( a )	SunPower	Consolidated	Semiconductor ( a )	SunPower	Consolidated	Semiconductor ( a )	SunPower	Consolidated
GAAP research and development expenses	$42,740	$3,902	$46,642	$39,916	$2,821	$42,737	$59,110	$2,536	$61,646
Stock-based compensation expense	(4,146)	(404)	(4,550)	(3,915)	(348)	(4,263)	(4,179)	(336)	(4,515)
Other acquisition-related expense	(80)	—	(80)	(86)	—	(86)	(362)	—	(362)
Changes in value of deferred compensation plan	13	—	13	10	—	10	306	—	306

Non-GAAP research and development expenses	$38,527	$3,498	$42,025	$35,925	$2,473	$38,398	$54,875	$2,200	$57,075

GAAP selling, general and administrative expenses	$44,164	$26,761	$70,925	$49,554	$25,158	$74,712	$42,446	$6,206	$48,652
Stock-based compensation expense	(8,806)	(9,372)	(18,178)	(7,288)	(9,684)	(16,972)	(4,537)	(621)	(5,158)
Other acquisition-related expense	(117)	—	(117)	(225)	—	(225)	(230)	—	(230)
Changes in value of deferred compensation plan	10	—	10	8	—	8	234	—	234
Release of allowance for uncollectible employee loans	6,864	—	6,864	—	—	—	—	—	—

Non-GAAP selling, general and administrative expenses	$42,115	$17,389	$59,504	$42,049	$15,474	$57,523	$37,913	$5,585	$43,498

GAAP operating income (loss)	$15,472	$6,795	$22,267	$(5,156)	$(13,206)	$(18,362)	$2,570	$6,442	$9,012
Stock-based compensation expense	16,755	13,364	30,119	14,387	13,230	27,617	11,139	1,157	12,296
Acquisition-related expense:
Fair value adjustment to deferred revenue	—	—	—	—	309	309	—	—	—
Amortization of acquisition-related intangibles	1,954	6,858	8,812	1,953	7,640	9,593	2,572	1,176	3,748
Impairment of acquisition-related intangibles	—	—	—	—	14,068	14,068	—	—	—
Other acquisition-related expense	200	—	200	315	—	315	597	—	597
Changes in value of deferred compensation plan	(34)	—	(34)	(27)	—	(27)	(806)	—	(806)
Release of allowance for uncollectible employee loans	(6,864)	—	(6,864)	—	—	—	—	—	—
Impairment related to synthetic lease	—	—	—	—	—	—	500	—	500
Gain on divestiture	(6,647)	—	(6,647)	—	—	—	—	—	—

Non-GAAP operating income	$20,836	$27,017	$47,853	$11,472	$22,041	$33,513	$16,572	$8,775	$25,347

GAAP net income (loss)	$25,222	$4,601	$29,823	$366,668	$(3,308)	$363,360	$3,510	$7,204	$10,714
Stock-based compensation expense	16,755	13,364	30,119	14,387	13,230	27,617	11,139	1,157	12,296
Acquisition-related expense:
Fair value adjustment to deferred revenue	—	—	—	—	309	309	—	—	—
Amortization of acquisition-related intangibles	1,954	6,858	8,812	1,953	7,640	9,593	2,572	1,176	3,748
Impairment of acquisition-related intangibles	—	—	—	—	14,068	14,068	—	—	—
Other acquisition-related expense	200	—	200	315	—	315	597	—	597
Changes in value of deferred compensation plan	(34)	—	(34)	(27)	—	(27)	(806)	—	(806)
Release of allowance for uncollectible employee loans	(6,864)	—	(6,864)	—	—	—	—	—	—
Impairment related to synthetic lease	—	—	—	—	—	—	500	—	500
Gain on divestiture	(6,647)	—	(6,647)	—	—	—	—	—	—
Investment-related gains/losses	586	—	586	(372,422)	—	(372,422)	1,139	—	1,139
Related minority interest adjustment and tax effects	(1,453)	(9,646)	(11,099)	4,022	(20,033)	(16,011)	(135)	(428)	(563)

Non-GAAP net income	$29,719	$15,177	$44,896	$14,896	$11,906	$26,802	$18,516	$9,109	$27,625

GAAP net income (loss) per share - diluted	$0.15	$0.03	$0.18	$2.31	$(0.02)	$2.29	$0.02	$0.04	$0.06
Stock-based compensation expense	0.11	0.07	0.18	0.08	0.08	0.16	0.07	—	0.07
Acquisition-related expense:
Fair value adjustment to deferred revenue	—	—	—	—	—	—	—	—	—
Amortization of acquisition-related intangibles	0.01	0.04	0.05	0.01	0.05	0.06	0.01	0.01	0.02
Impairment of acquisition-related intangibles	—	—	—	—	0.09	0.09	—	—	—
Other acquisition-related expense	—	—	—	—	—	—	—	—	—
Changes in value of deferred compensation plan	—	—	—	—	—	—	—	—	—
Release of allowance for uncollectible employee loans	(0.04)	—	(0.04)	—	—	—	—	—	—
Impairment related to synthetic lease	—	—	—	—	—	—	—	—	—
Gain on divestiture	(0.04)	—	(0.04)	—	—	—	—	—	—
Investment-related gains/losses	—	—	—	(2.34)	—	(2.34)	0.01	—	0.01
Related minority interest adjustment and tax effects	(0.01)	(0.06)	(0.07)	0.03	(0.13)	(0.10)	—	—	—

Non-GAAP net income per share - diluted	$0.18	$0.08	$0.26	$0.09	$0.07	$0.16	$0.11	$0.05	$0.16

GAAP shares used in per-share calculation - diluted			165,993			158,857			179,087
Non-GAAP shares used in per-share calculation - diluted ( b )			168,267			161,573			180,261

*	Please refer to the accompanying “Notes to Non-GAAP Financial Measures” for a detailed discussion of management’s use of non-GAAP financial measures.
(a)	Semiconductor includes all Cypress’s business segments except for SunPower.
(b)	Weighted-average shares used to calculate Non-GAAP diluted earnings per share were computed exclusive of the methodology used to determine dilutive securities under FAS 123R.

Notes to Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, Cypress uses non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in details below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Cypress’s operations that, when viewed in conjunction with Cypress’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Cypress’s business and operations. Non-GAAP financial measures used by Cypress include:

•	Gross margin;

•	Research and development expenses;

•	Selling, general and administrative expenses;

•	Operating income (loss);

•	Net income (loss); and

•	Diluted net income (loss) per share.

Cypress uses each of these non-GAAP financial measures for internal managerial purposes, when providing its financial results and business outlook to the public, and to facilitate period-to-period comparisons. Management believes that these non-GAAP measures provide meaningful supplemental information regarding Cypress’s operational and financial performance of current and historical results. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to Cypress’s historical operating results and comparisons to competitors’ operating results.

Cypress believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, are useful to investors because they allow investors to see Cypress’s results “through the eyes” of management as these non-GAAP financial measures reflect Cypress’s internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Cypress’s operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Cypress’s operating results in a manner that is focused on the performance of its ongoing operations.

Cypress presents each non-GAAP financial measure, including the diluted net income (loss) per share, for the following categories: “Semiconductor,” “SunPower,” and “Consolidated.” SunPower is a majority-owned subsidiary of Cypress and for accounting purposes, Cypress is required to consolidate SunPower’s results. Cypress includes two distinct businesses: Semiconductor and SunPower. Semiconductor is Cypress’s traditional core semiconductor business. On the other hand, SunPower is a stand-alone, publicly-traded company specializing in solar power products.

Cypress’s investment community often views Cypress as two separate entities: Cypress and SunPower, and many Cypress investors have focused on the possibility of a future separation of SunPower and Cypress in evaluating an investment in Cypress. Based on feedback provided by Cypress’s investment community to management, these non-GAAP financial measures divided into “Semiconductor” and “SunPower” are beneficial as they allow Cypress’s investment community to better understand Cypress’s financial performance for the two businesses separately, assess the various methodologies and information used by management to evaluate and measure such performance, and construct their valuation models to better align Cypress’s and SunPower’s results and projections with their applicable competitors and industries.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Cypress’s reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying press release.

As presented in the “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items:

•	Stock-based compensation expense.

Stock-based compensation expense relates primarily to the equity awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cypress’s control. As a result, management excludes this item from Cypress’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure Cypress’s core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by companies, the varying methodologies and subjective assumptions used in determining the non-cash expense.

•	Acquisition-related expense.

Acquisition-related expense includes: (1) fair value adjustment to deferred revenue, which is an adjustment that results in certain revenues never being recognized under GAAP by either the acquiring company or the company being acquired, (2) amortization of intangibles, which include acquired intangibles such as purchased technology, patents and trademarks, (3) impairment of intangibles, which relates to the net book value of the PowerLight tradename being written off in its entirety as a result of the change in branding strategy, and (4) earn-out compensation expense, which include compensation resulting from the achievement of milestones established in accordance with the terms of the acquisitions. In most cases, these acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Cypress’s performance after completion of acquisitions, because they are not related to Cypress’s core operating performance. In addition, in all cases, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Adjustments of these items provide investors with a basis to compare Cypress against the performance of other companies without the variability caused by purchase accounting.

•	Release of allowance for uncollectible employee loans.

The allowance for uncollectible employee loans is related to outstanding employee loans under Cypress’s stock purchase assistance plan. During the third quarter of fiscal 2007, management released a portion of the allowance based on a review of the status of the outstanding loans. Management excludes this non-cash benefit from the non-GAAP measures because it does not relate to Cypress’s core business or impact its operating performance. Adjustment of this item allows investors to better compare Cypress’s period-over-period operating results.

•	Changes in value of Cypress’s key employee deferred compensation plan.

Cypress sponsors a voluntary deferred compensation plan which provides certain key employees with the option to defer the receipt of compensation in order to accumulate funds for retirement. The amounts are held in a trust and Cypress does not make contributions to the deferred compensation plan or guarantee returns on the investment. Changes in the value of the investment in Cypress’s common stock under the plan are excluded from the non-GAAP measures. Management believes that such non-cash item is not related to the ongoing core business and operating performance of Cypress, as the investment contributions are made by the employees themselves.

•	Gains on divestitures.

Cypress recognizes gains resulting from the exiting of certain non-strategic businesses that no longer align with Cypress’s long-term operating plan. Cypress excludes these items from its non-GAAP financial measures primarily because it is not reflective of the ongoing operating performance of Cypress’s business and can distort the period-over-period comparison.

•	Impairment related to the synthetic lease.

Cypress recognized impairment losses related to its synthetic lease as it determined the fair value of the properties under the synthetic lease was less than the carrying value. This item is excluded from non-GAAP financial measures because it is a non-cash expense that is not considered a core operating activity. As such, management believes that it is appropriate to exclude the impairment from Cypress’s non-GAAP financial measures, as it enhances the ability of investors to compare Cypress’s period-over-period operating results.

•	Investment-related gains/losses.

Cypress recognizes an impairment loss related to its investment when it determines the decline in fair value is other-than-temporary in nature. This item is excluded from non-GAAP financial measures because it is a non-cash expense that is not considered a core operating activity, and such losses have not historically occurred in every quarter. In addition, investment-related gains/losses include gains/losses related to the sales of certain of its investments, such as the sale of its investment in SunPower in the second quarter of fiscal 2007. Management believes that such one-time gains/losses on the sales of Cypress’s investments are not related to the ongoing business and operating performance of Cypress. As such, management believes that it is appropriate to exclude investment-related gains/losses from Cypress’s non-GAAP financial measures, as it enhances the ability of investors to compare Cypress’s period-over-period operating results.

•	Related minority interest adjustment and tax effect.

Cypress adjusts for the minority interest impact and the income tax effect resulting from the non-GAAP adjustments as described above.